NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Chuck McArthur, President and CEO cmcarthur@ufeonline.com 432-571-8000

UNITED FUEL & ENERGY REVISES EARNINGS GUIDANCE
FOR THE CALENDAR YEAR 2005 AND PROVIDES
ESTIMATES FOR THE CALENDAR YEAR 2006

Midland, Texas - February 8, 2006 - United Fuel & Energy Corporation (OTCBB: UFEN), today announced that, based on a preliminary financial review, it is revising its full-year 2005 estimates and providing earnings guidance for the full-year 2006. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company now estimates that for 2005, revenue will range between $275 million and $285 million and diluted earnings per share, including special charges, is expected to be $0.07, assuming 12.0 million weighted average diluted shares outstanding. Special charges included an after-tax charge of $66,000 associated with a reverse merger completed in February 2005 and a $193,000 charge from non-cash stock awards taken during 2005.

EBITDA, (earnings before interest, income taxes, depreciation and amortization and certain other non-cash expenses), is projected to range between $6.4 million and $6.7 million. Previously the Company estimated revenue of $250 million and $275 million, EBITDA of $5.8 million and $6.4 million and diluted earnings per share of $0.07 and $0.09 assuming 12.0 million weighted average diluted shares outstanding. As EBITDA is a non-GAAP financial measure, the reconciliation to net income for these figures can be found in the table below.

The Company also estimates that for the full-year of 2006, revenue will range between $300 million and $320 million and EBITDA will range between $8.5 million and $9.5 million, before the effect of the Queen Oil & Gas acquisition on the Company’s operations. Assuming the Queen acquisition is completed and effective April 1, 2006 and financed in part with a $3.5 million term loan at prime plus 1 ¼ % interest, United Fuel estimates that for the full-year of 2006, revenue will range between $325 million and $350 million and EBITDA will range between $9.0 million and $11.0 million. These statements do not include the potential impact of any other future acquisitions or divestitures that may be completed after the date of this news release. In addition, the Company’s guidance ranges are based on the assumption that current market conditions in the Company’s businesses will continue through at least the end of 2006.

Chuck McArthur, United Fuel’s President and Chief Executive Officer stated, “The high level of drilling activity in the prolific oil and gas basins in which we operate has continued to drive demand for fuels and lubricants. During the fourth quarter of 2005, we strengthened our leadership position in our market as we provided premium service during a time of significant disruptions caused by Hurricanes Katrina and Rita on our suppliers and customers. Although these results are still preliminary, we expect to report a significant growth in volumes in the fourth quarter as well as an increase in pricing. The market turmoil following the hurricanes also caused certain unexpected costs and slightly lower than expected margins due to significant price volatility. As we move into 2006, we see significant opportunity to implement our growth initiatives to grow both organically as well as through acquisitions.”

About United Fuel

United Fuel, located in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain rural markets of West Texas, Eastern New Mexico and Southeastern Oklahoma. United Fuel represents the consolidation of four companies, the most significant of which is the Eddins-Walcher Company. Eddins-Walcher has been in business since 1937, has a reputation of reliability with its customers and currently represents the majority of United Fuel’s consolidated revenues. United Fuel intends to continue to expand its business through strategic acquisitions.

United Fuel currently engages in the following activities:

•	Card-lock operation (unattended re-fueling of commercial vehicles).
•	Wholesale fuels and lubricants (to commercial customers).
•	Propane distribution (to commercial and residential users).

United Fuel conducts its operations through 16 branch locations and 71 card-lock (unattended) fuel sites. United Fuel currently has approximately 250 full-time employees.

Safe Harbor Statement

Certain statements included in this press release constitute forward-looking statements. These forward-looking statements are based on management's belief and assumptions derived from currently available information. Although United Fuel believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially from forward-looking statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, including the proposed Queen acquisition, the price of United Fuel’s products, availability of financing and interest rates, the amount of indebtedness to be incurred in connection with the financing of the Queen acquisition, if any, and the terms of such indebtedness, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. As a result, this press release should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Supplemental Disclosure Regarding Non-GAAP Financial Information

EBITDA represents net income (loss) before income taxes, interest and depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles (“GAAP”) and is not a measure of financial condition or profitability. EBITDA should not be considered in isolation or as a substitute for “net income (loss)”, the most directly comparable GAAP financial measure, or as an indicator of operating performance.

By presenting EBITDA, United Fuel intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. United Fuel evaluates operating performance based on several measures, including EBITDA, as United Fuel believes it is an important measure of the operational strength of its business.

EBITDA may not be comparable to similarly titled measures used by other companies. EBITDA is not necessarily a measure of United Fuel’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss)”. Users of this financial information should consider the types of events and transactions which are excluded. A reconciliation of EBITDA to net income (loss) follows:

Reconciliation of 2005 Projected EBITDA with Projected Net Income

EBITDA	$6.4 to $6.7 million
Less:
Depreciation and Amortization	$1.7 to $1.7 million
Interest Expense	$3.2 to $3.2 million
Other Non-Cash Expenses	$0.2 to $0.2 million
Income Tax Expense	$0.5 to $0.7 million
Net Income	$0.8 to $0.9 million

Reconciliation of 2006 Projected EBITDA with Projected Net Income
For United Fuel & Energy Alone:

EBITDA	$8.5 to $9.5 million
Less:
Depreciation and Amortization	$1.8 to $1.9 million
Interest Expense	$3.8 to $4.0 million
Income Tax Expense	$1.1 to $1.4 million
Net Income	$1.8 to $2.2 million

Reconciliation of 2006 Projected EBITDA with Projected Net Income
Combined United Fuel & Energy and Queen Oil & Gas:

EBITDA	$9.0 to $11.0 million
Less:
Depreciation and Amortization	$2.0 to $2.6 million
Interest Expense	$3.9 to $4.2 million
Income Tax Expense	$1.1 to $1.7 million
Net Income	$2.0 to $2.5 million

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